UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 26, 2009

MAGNETEK, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10233	95-3917584
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N49 W13650 Campbell Drive Menomonee Falls, WI		53051
(Address of Principal Executive Offices)		(Zip Code)

(262) 783-3500

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01                            Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously disclosed in the Form 8-K filed December 2, 2008, Magnetek, Inc. (the “Company” or “Magnetek”) received a notice from NYSE Regulation, Inc. (“NYSE Regulation”) on November 26, 2008 that the Company does not meet the New York Stock Exchange (“NYSE”) continued listing standard specified under Section 802.01B of the NYSE Listed Company Manual because its total market capitalization is less than $75 million over a 30 trading-day period and its stockholders’ equity is less than $75 million.  In response to the notice, the Company submitted a business plan on January 12, 2009, demonstrating how it intends to regain compliance with the continued listing standards.

On February 26, 2009, Magnetek was notified by NYSE Regulation that the Company’s proposed plan to regain compliance with the continued listing standards of the NYSE was accepted.  Accordingly, the Company’s stock will continue to be listed on the NYSE, pending quarterly reviews by the NYSE’s Listing and Compliance Committee to ensure progress against the plan.

The Company issued a press release on March 2, 2009, announcing that it had received the notice of acceptance from NYSE Regulation.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 - Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description

99.1	Magnetek, Inc. Press Release dated March 2, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 2, 2009

MAGNETEK, INC.

/s/	Marty J. Schwenner
By:	Marty J. Schwenner
Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Magnetek, Inc. Press Release dated March 2, 2009